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                                                                    EXHIBIT 10.2


GIBSON, DUNN & CRUTCHER LLP                      Honorable Samuel J. Steiner
JONATHAN M. LANDERS, SBN 103501                  Chapter 11
DESMOND CUSSEN, SBN 154936                       Hearing Date:
One Montgomery Street                            Hearing Time:
Telesis Tower, 31 st Floor                      Response Date:
San Francisco, CA 94104-505
(415) 393-8200

HELSELL FETTERMAN LLP
RAGAN L. POWERS, WSBA #11935
1500 Puget Sound Plaza
1325 Fourth Avenue
Seattle, WA 98101-2509
(206) 292-1144

Attorneys for DEBTOR
OMEGA ENVIRONMENTAL, INC.


                         UNITED STATES BANKRUPTCY COURT
                     FOR THE WESTERN DISTRICT OF WASHINGTON
                                   AT SEATTLE



In Re:

OMEGA ENVIRONMENTAL, INC., a            NO. 97-06084
Delaware corporation,

                   Debtor. INTERIM ORDER RE AUTHORITY TO BORROW; RELIEF FROM STAY; GRANTING SECURITY INTERESTS AND PRIORITY

         The Application of Debtor and Debtor-in-Possession: For Authority to Borrow On A Secured Basis; For Relief From Stay; And For Order Granting Security Interests And Priority (the "Application"); came on for hearing before the undersigned Bankruptcy Judge on July 2, 1997. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Application or the Stipulation (as hereinafter defined), as applicable. Based upon the Application and the Stipulation Regarding Financing between Debtor and BNY (which includes, by reference, the Pre-Petition Loan Documents) (the "Stipulation"), both of which are incorporated herein and made a





INTERIM ORDER RE AUTHORITY TO BORROW; RELIEF
FROM STAY; GRANTING SECURITY INTERESTS AND
PRIORITY - 1



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part of this Order by this reference, other oral and written evidence presented to the Court, other documents on file in this case, and other good cause appearing therefor, this Court finds that:

         1. Notice of the Application was appropriate in the particular circumstances of this case and was made in accordance with the requirements of
Section 102(l) of the Bankruptcy Code and the Bankruptcy Rules.

         2. On May 2, 1997, Debtor filed its petition for relief under Chapter II of the Bankruptcy Code. Debtor continues to operate its business as a debtor-in-possession under Sections 1107 and 1108 of the Bankruptcy Code.

         3. Debtor does not have available sources of working capital and financing needed to continue the operation of Debtor's business.

         4. Debtor is unable pursuant to Sections 364(a) or (b) of the Bankruptcy Code (or otherwise) to obtain unsecured credit allowable under
Section 503(b)(1) of the Bankruptcy Code as an administrative expense, and is unable to obtain any secured financing other than that provided in the Stipulation.

         5. BNY has indicated a willingness to lend money and extend credit to Debtor and to permit Debtor to use BNY's Collateral, all in accordance with and subject to the terms and conditions set forth in the Application and the Stipulation.

         6. Absent the financing set forth in the Application, Debtor's business win suffer immediate and irreparable harm and not survive. Without available cash, Debtor's ability to preserve the going-concern value of its assets will be destroyed.







INTERIM ORDER RE AUTHORITY TO BORROW; RELIEF
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         7. To continue its business operations in the ordinary course, Debtor is required to continue to use its pre-petition assets, in substantially all of which BNY holds a first priority lien and security interest.

         8. The preservation of the going-concern value of Debtor is of the utmost significance to Debtor's estate, and the interests of all creditors will be better served by the continued operation of Debtor's business.

         9. The Stipulation and the Pre-Petition Loan Documents incorporated therein have been negotiated in good faith and at arm's length between Debtor and BNY, and any credit extended and loans made to Debtor by BNY pursuant to the Pre-Petition Loan Documents have been and shall be deemed to have been extended in good faith, as that term is used in Section 364(e) of the Bankruptcy Code.

         10. To provide BNY adequate protection from any loss, decrease, diminution or decline in the value of the assets of Debtor and the property of the estate caused or resulting from the use, sale or lease thereof by Debtor in accordance with Section 363(e) of the Bankruptcy Code, or from the automatic stay imposed by Section 362 of the Bankruptcy Code ("Post-Petition Loss"), BNY is entitled to adequate protection under Sections 361 and 363(e) of the Bankruptcy Code in the form of a first priority security interest in all assets of Debtor's estate as provided below.

         11. The proposed financing is in the best interests of the estate and its creditors.


         Based on the foregoing findings and for other good cause, IT IS HEREBY ORDERED THAT:



INTERIM ORDER RE AUTHORITY TO BORROW; RELIEF
FROM STAY; GRANTING SECURITY INTERESTS AND
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         A. Debtor is hereby authorized to borrow during the course of this
Chapter II case, in accordance with the terms set forth in the Application and in the Stipulation, up to Twenty-Three Million Dollars ($23,000,000.00), including both Pre-Petition Obligations and Post-Petition Obligations, at any one time to be utilized by Debtor for its general operating expenses (including certain Chapter 11 expenses, as set forth in the Stipulation). The Stipulation is hereby approved in its entirety except as set forth in this Order. BNY is hereby granted the rights, priorities, liens and security interests set forth in the Application and the Stipulation as modified by this Order. All of the Post-Petition Obligations, including such post-petition loans, advances and other indebtedness and expenses of BNY made or incurred prior to this Court's approval of the Stipulation, which may become owing by Debtor to BNY pursuant to the Stipulation, shall be secured by a first and senior security interest in and lien upon substantially all assets of Debtor, as more fully described and as limited below. The terms and conditions of the Pre-Petition Loan Documents, as modified by the Stipulation, shall continue in full force and effect with respect to the Pre-Petition Obligations and the Pre-Petition Collateral.

         B. Debtor is authorized and directed to comply with the terms and conditions of the Stipulation. Debtor further is authorized and empowered from time to time to borrow monies or obtain other financial accommodations from BNY in accordance with the terms of the Pre-Petition Loan Documents, the Stipulation and this Order. All Post-Petition Obligations are subject to the interest rate, terms of payment and other terms and conditions provided for by the Pre-Petition Loan Documents as modified by the Stipulation. Debtor shall use the money borrowed exclusively for the operation of its business, including the making of various payments in connection with the above-captioned bankruptcy case, as permitted herein. BNY may, in its discretion, apply the proceeds of Pre-Petition Collateral and








INTERIM ORDER RE AUTHORITY TO BORROW; RELIEF
FROM STAY; GRANTING SECURITY INTERESTS AND
PRIORITY - 4



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Post-Petition Collateral, or any other amounts received by BNY in respect of the
Pre-Petition Obligations or Post-Petition Obligations, in such order or manner as BNY deems appropriate, including first to the Pre-Petition Obligations until such Pre-Petition Obligations are paid and satisfied in full.

         C. To secure Debtor's Post-Petition Obligations, including those as provided in this Order, and Debtor's Collateral Shortfall, Debtor is authorized, ordered and directed to grant to BNY, and BNY is hereby provided, a continuing, perfected first priority security interest and lien, effective from the date of commencement of this Chapter 11 case, upon all of the Post-Petition Collateral. BNY shall also have the highest administrative priority and a senior lien and security interest as specified in Sections 364(c)(1) and (2) of the Bankruptcy Code, and in Section 364(d)(1) of the Bankruptcy Code (only as Section 364(d)(1) relates to Collateral in which BNY has a pre-petition security interest), above all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, subject only to the provisions of Paragraph E below, and above all other security interests, liens or claims.

         D. Subject only to the provisions of Paragraph E below, all loans, extensions of credit and any other obligations which may from time to time hereafter be owing by Debtor to BNY are hereby granted liens and priority under Sections 364(c)(1) and (2) of the Bankruptcy Code, and Section 364(d)(1) (only as Section 364(d)(1) relates to Collateral in which BNY has a pre-petition security interest), over all liens, security interests or administrative expenses included in this Chapter 11 case including those of the kind specified in Section 503(b) or Section 507(b) of the Bankruptcy Code, except the liquidation expenses of any chapter 7 trustee, No costs or expenses of administration which have been or may be incurred in this case, in any conversion of this case pursuant to Section 1112 of the




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FROM STAY; GRANTING SECURITY INTERESTS AND
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Bankruptcy Code, or in any other superseding proceeding, and no priority claims, except the liquidation expenses of any chapter 7 trustee, are or will be, prior to or on a parity with the claim of BNY against Debtor arising out of the Post-Petition Obligations or Collateral Shortfall, or with the security interests and liens of BNY in and upon the Collateral, and no such costs and expenses of administration shall be imposed against BNY, its claims or its Collateral. If BNY's lien and security interest are insufficient to collateralize the Post-Petition Obligations and the Collateral Shortfall fully, BNY claim for such insufficiency shall be afforded priority over all other claims, interests and creditors under Sections 503(b) and 507(b) of the Bankruptcy Code.


         E. Notwithstanding the foregoing grant of security and priority, and as provided in the Stipulation, Debtor may pay the following (any such sums to be paid only after notice and allowance by the Court when applicable) in accordance with the Projections: (i) all reasonable and necessary business expenses of Debtor included in the ordinary course of business from the Filing Date to the date of any notice by BNY of an event of default (the "Termination Date"), (ii) all statutory fees of the Bankruptcy Court and the United States Trustee incurred on or before the Termination Date; (iii) all amounts payable under the Independent Contractor Agreement between the Debtor and Stanford Springel approved by the Court on June 23, 1997 (the "Independent Contractor Agreement") and the incentive plan for Bradley Powell pursuant to a letter dated July 1, 1997 (the terms of which are subject to approval by the Court); and (iv) all reasonable fees and costs (exclusive of any pre-petition retainers) up to an aggregate amount of One Million Dollars ($ 1, 000,000) through September 30, 1997, which amount shall be allocated among the firms of Helsell Fetterman LLP, Gibson, Dunn & Crutcher LLP, KPMG Peat Marwick, Shulkin Hutton Inc., P. S. and Ernst & Young, as the parties may agree or as the





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FROM STAY; GRANTING SECURITY INTERESTS AND
PRIORITY - 6

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Bankruptcy Court may order, commencing on the Filing Date and continuing until the Termination Date (with the understanding that the amount set forth above applies only to the period beginning on the Filing Date and ending on September 30, 1997, that overall professional fees are likely to exceed such amount, and that BNY is not at this time agreeing that any amounts over One Million Dollars in which BNY has an interest may be used to pay such professional fees); however, (a) neither Debtor nor the Creditors' Committee may utilize any portion of the above allocations to pay the fees and costs of its counsel or accountants in investigating or commencing any action or other proceeding for the purpose of, or which may result in, challenging the amount, allowability, unavoidability, enforceability, validity, perfection or first priority of the Pre-Petition Obligations or the Pre-Petition Collateral, or reducing or affecting the obligation of the Debtor to pay the Pre-Petition Obligations, and
(b) all professional fees and expenses of Debtor or the Creditors' Committee (which shall not include, in any event, fees and expenses payable under the Independent Contractor Agreement) shall be subject to application, notice and allowance by the Bankruptcy Court, to which BNY may object. Except as otherwise provided herein or in the Stipulation, nothing herein is intended to nor shall require BNY to make advances for such fees and expenses. All professionals shall report accrued fees and costs to BNY as provided in the Stipulation.


         F. (i) This Order shall be sufficient and conclusive evidence of the validity, perfection and priority of BNY's security interests and liens upon the Collateral without the necessity of filing or recording any financing statements, notices or other documents which may otherwise be required under the law of any jurisdiction or the taking of any other action to validate or perfect the security interests and hens granted to BNY in this Order and the Pre-Petition Loan Documents, as





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FROM STAY; GRANTING SECURITY INTERESTS AND
PRIORITY - 7


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modified by the Stipulation, or to entitle BNY to the priority granted herein.
If, however, BNY shall, in its sole discretion, elect for any reason to file or record any such financing statements, notices or other documents, or to take any other such actions, Debtor shall execute or cooperate with the same upon BNY's request and the filing or recording of such financing statements, notices or documents or the taking of such other actions shall be deemed to have been made or taken at the time and on the date of the commencement of this Chapter 11 case.

               (ii) The Debtor is authorized to incur and pay the Post-Petition Obligations pursuant to the Stipulation.

               (iii) The Debtor is authorized, ordered and directed to perform all acts, and execute and comply with the terms of such further agreements, instruments and documents which BNY may reasonably require and or which may be otherwise deemed reasonable and necessary by BNY to effectuate the terms and conditions of this Order.

         G. The Debtor is hereby authorized without further order of this Court to reimburse BNY for all BNY Expenses, as defined in the Stipulation.

         H. The signature of any officer of Debtor or any other person designated by this Court as the party responsible for the operations of Debtor, whether by letter to BNY or appearing on any documents, shall bind Debtor.

         I. In the event of (i) failure of Debtor substantially to perform any of its obligations as provided in this Order, (ii) the occurrence of any default under the Pre-Petition Loan Documents as modified by the Stipulation, or (iii) the failure of Debtor to perform any of its obligations under the Stipulation (collectively, the "Default Events"), then and upon the occurrence of any of the foregoing,





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FROM STAY; GRANTING SECURITY INTERESTS AND
PRIORITY - 8


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and at all times thereafter, BNY is entitled to apply to this Court for relief from the automatic stay pursuant to Section 362(d) of the Bankruptcy Code to enforce its liens and security interests in any manner provided in the Pre-Petition Loan Documents, as modified by the Stipulation, or applicable law on shortened notice of no more than five (5) days from the date of such application. Debtor shall comply with the terms of the Stipulation and shall after such notice segregate and refrain from use of all cash. The only issue to be considered any such hearing is whether a Default Event has occurred. Upon a default, BNY may, without notice, cease making advances to Debtor and may continue to collect and apply proceeds of its Collateral in the ordinary course in accordance with the Stipulation.

         J. The provisions of this Order and any actions taken pursuant hereto shall survive entry of any order which may be entered converting this case from Chapter 11 to Chapter 7, and the terms and provisions of this Order, as well as the priorities in payment, liens and security interests granted pursuant to this Order and the Pre-Petition Loan Documents, as modified by the Stipulation, shall continue in this or any superseding case under the Bankruptcy Code or upon dismissal of this case, and such priorities in payment, liens and security interests shall maintain their priority as provided by this Order until all Pre-Petition Obligations, Post-Petition Obligations and other indebtedness due and owing to BNY by Debtor are indefeasibly satisfied and discharged.

         K. The provisions of this Order shall be binding upon and inure to the benefit of BNY, Debtor and each of their respective successors and assigns, including, but not limited to, any trustee in bankruptcy hereinafter appointed as a representative of Debtor's estate, whether under Chapter II or Chapter 7 of the Bankruptcy Code, or to Debtor's successor upon dismissal of this case,








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provided that the administrative priority claims, if any, of BNY shall not in any event "prime" the liquidation expenses of any chapter 7 trustee.

         L. Pursuant to Section 364(e) of the Bankruptcy Code, if any or all of the provisions of this Order are hereinafter modified or vacated by subsequent order of this or any Court, then, notwithstanding such modification or vacating, any advances of funds made pursuant to this Order by BNY, and the priority of any and all liens and security interests granted herein, prior to such modification or vacating, to or for the benefit of BNY shall be governed in all respects by the original provisions of this Order.

         M. Debtor shall forthwith mail copies of this Order together with a notice of final hearing to be had upon the Application to all secured creditors, the United States Internal Revenue Service, the attorneys for the Creditors' Committee, all parties requesting special notice and the United States Trustee, and a notice of final hearing to the twenty (20) largest unsecured creditors. All such parties in interest shall have until 4:30 p.m. PDT on Thursday, July 24, 1997, to file and serve written objections to this Order or the Application upon:



                         Ragan L. Powers

                         Helsell Fetterman LLP
                         1500 Puget Sound Plaza
                         1325 Fourth Avenue
                         Seattle, WA 98101-2509
                         Fax:     (206) 340-0902

                         Bradford Anderson
                         George E. Frasier
                         Graham & James LLP/Riddell Williams P.S.
                         1001 Fourth Avenue Plaza, Suite
                         4500 Seattle, WA 98154-1065



INTERIM ORDER RE AUTHORITY TO BORROW; RELIEF
FROM STAY; GRANTING SECURITY INTERESTS AND
PRIORITY - 10


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                         Fax: (206) 389-1708

         Any such objection shall set forth with particularity the legal and factual basis for such objection. The final hearing on the Application shall be had on Wed., July 30, 1997, at 9:00 a.m. PDT (the "Hearing Date"). The Hearing Date may be continued from time to time by agreement of BNY and Debtor, or by oral or written Order of the Court, without further notice.

         N. Before the Hearing Date, Debtor is authorized to execute and comply with the term of the Stipulation and this Order and is further authorized and empowered from time to time to borrow monies or obtain financial accommodations from BNY under all of the terms and conditions provided in the Stipulation and this Order. This Order shall not become final until after the aforesaid hearing is held. If any provision of this Order is hereafter modified, vacated, or stayed by subsequent Order of this or any other Court for any reason, including but not limited to objections of creditors, such modification, vacating, or stay shall not affect the validity of any indebtedness arising out of the Obligations incurred pursuant to the Pre-Petition Loan Documents as modified by the Stipulation and this Order, or the validity, enforceability, or priority of the liens and security interests authorized by this Order with respect to any such Obligations, all of which shall be governed in all respects by the original provisions of this Order, and BNY shall be entitled to all of the rights, privileges and benefits, including the liens and security interest and priorities granted herein, with respect to the Obligations.

         0. The Debtor is authorized to spend $25,000, in addition to the amounts already authorized by, and notwithstanding other terms of, the Order Authorizing Use of Cash Collateral, entered May 7, 1997, to pay pre-petition wage, bonus and commission claims of continuing employees of the Debtor, as well as unreimbursed expenses of continuing employees of the Debtor. To the extent



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this Order is inconsistent with such Order Authorizing Use of Cash Collateral, the terms of this Order shall govern.

      DATED this 2 day of July, 1997.

                                         /s/ Samuel J. Steiner
                                         -----------------------------------
                                         Honorable Samuel J. Steiner
                                         United States Bankruptcy Judge

      Presented by:

      HELSELL FETTERMAN LLP

      By /s/ Ragan L. Powers
         -----------------------------------
             Ragan L. Powers, WSBA #11935
      Attorneys for Debtor and Debtor-in-Possession

      GRAHAM & JAMES LLP/RIDDELL WILLIAMS P. S.

      By /s/ Bradford Anderson
         -----------------------------------
             Bradford Anderson, WSBA #15213
      Attorneys for BNY Financial Corporation













INTERIM ORDER RE AUTHORITY TO BORROW; RELIEF
FROM STAY; GRANTING SECURITY INTERESTS AND
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